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CONSENT OF AUDITOR

I hereby consent to the use in this amendment #3 to the form 10-SB for Corporate Development Centers, Inc., of my reports dated January 25, 2000, relating to the December 31, 1999, 1998, and 1997 financial statements of Corporate Development Centers Inc.

/s/ Ted A. Madsen

Ted A. Madsen
Salt Lake City, Utah

January 16, 2001